Exhibit 99.1

Microbot Medical Meeting with Key Opinion Leaders, Hospital Administrators, and Potential Strategic and Commercial Partners at the Society of Interventional Radiologist Annual Meeting

Continues to Raise Awareness of the LIBERTY® Robotic System Ahead of Commercialization Plans

HINGHAM, Mass., February 28, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic System, the first single-use endovascular robotic system, announced that Harel Gadot, Chairman, CEO and President, Dr. Eyal Morag, Chief Medical Officer, and other leaders from the business team, will be attending the upcoming Society of Interventional Radiologist (SIR) annual meeting. The Company is meeting with potential strategic and commercial partners as well as leading interventional radiologists, looking to further expand its network of Key Opinion Leaders while also sharing the progress of the LIBERTY Robotic System as it gets closer to commercialization.

“We value these opportunities to interact and engage with our target audience and it’s important that we leverage their feedback into our future plans for the LIBERTY Robotic System,” commented Mr. Gadot. “As we get closer to the commercialization of the LIBERTY Robotic System, our objective is to ensure a positive user experience, so the level of care delivered to patients is superior to the current standard of care.”

The SIR annual meeting is being held from March 4th - 9th in Phoenix, Arizona, and is designed to meet the educational needs of practicing Physicians, Interventional Radiologists (IR), IRs in-training, diagnostic radiologists, and other physicians with a special interest in IR. It is the premiere venue offering IR education designed specifically for clinical associates. The meeting also offers an interactive introduction to interventional radiology for medical students who may be considering the specialty as their focus.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & Done™ technologies, the outcome of its studies to evaluate LIBERTY, the One & Done™ technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754